Exhibit 99.4

LOCAL INSIGHT REGATTA HOLDINGS, INC.

OFFER TO EXCHANGE

Up to $210,500,000 Aggregate Principal Amount of Local Insight Regatta Holding, Inc.’s

11.00% Series A Senior Subordinated Notes due 2017

for a Like Principal Amount of

Local Insight Regatta Holding, Inc.’s 11.00% Series B Senior Subordinated Notes due 2017,

Which Have Been Registered under the Securities Act of 1933, as Amended

pursuant to the Prospectus dated                     , 2008

To Our Clients:

You are receiving this letter and the enclosed materials as the beneficial owner of 11.00% Series A Senior Subordinated Notes due 2017 of Local Insight Regatta Holdings, Inc. (the “Issuer”) carried by us for your account or benefit but not registered in your name. Enclosed for your consideration is a Prospectus dated                     , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Issuer to exchange up to $210,500,000 aggregate principal amount of the Issuer’s unregistered outstanding 11.00% Series A Senior Subordinated Notes due 2017 (the “Outstanding Notes”) for a like principal amount of the Issuer’s 11.00% Series B Senior Subordinated Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2008, unless extended (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Outstanding Notes, subject to a minimum denomination of $2,000. The Exchange Notes will be issued under the same Indenture as the Outstanding Notes on terms identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act, do not bear a legend restricting their transfer, bear a Series B designation and have a different CUSIP number than the Outstanding Notes and certain registration rights and certain additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes.

2. The Exchange Offer is subject to certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus.

3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                     , 2008, unless extended.

4. The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

5. Any transfer taxes incident to the exchange of Outstanding Notes under the Exchange Offer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

TO BE COMPLETED AND SIGNED

The undersigned acknowledge(s) receipt of your letter and the accompanying Prospectus dated                     , 2008 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Local Insight Regatta Holdings, Inc., a Delaware corporation (the “Issuer”), to exchange up to $210,500,000 aggregate principal amount of the Issuer’s unregistered outstanding 11.00% Series A Senior Subordinated Notes due 2017 (the “Outstanding Notes”) for a like principal amount of the Issuer’s 11.00% Series B Senior Subordinated Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended. (the “Securities Act”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

This form will instruct you to exchange the aggregate principal amount of Outstanding Notes indicated below (or, if no aggregate principal amount is indicated below, all Outstanding Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) has full power and authority to tender, sell, assign and transfer the Outstanding Notes for the Exchange Notes and that the Issuer will acquire good and marketable title to the Outstanding Notes, free and clear of all liens, charges, claims, encumbrances, adverse claims and restrictions of any kind, (ii) will acquire the Exchange Notes in the Exchange Offer in the ordinary course of business of the undersigned, (iii) has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iv) is not an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act (or is an affiliate and will comply with any applicable registration and prospectus delivery requirements of the Securities Act) and (v) if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If the undersigned instructs you to tender the Outstanding Notes and is an affiliate of the Issuer, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, the undersigned may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

Principal Amount Held for Account Holders	Principal Amount of Outstanding Notes to be Tendered*
$	$
$	$
$	$

*	I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Outstanding Notes in the space above, all Outstanding Notes held by you for my (our) account will be exchanged.

Signature(s)

Capacity (full title), if signing in a fiduciary or representative capacity

Name(s) and address, including zip code

Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

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